Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141 The Westpac Group Merger and Transformation Update 7 December 2009 2 The Westpac Group Update – December 2009 Agenda Customer centric approach improving simplicity and efficiency Peter Clare Product and Operations Big Enough: Small Enough provides strong opportunities Greg Bartlett St.George Bank Wealth/Insurance cross-sell earning all our customers’ business Rob Coombe BTFG Westpac Local, driving deeper customer relationships Peter Hanlon, Westpac RBB Customer choice strategy Brad Cooper Chief Transformation Officer Welcome and Introduction Gail Kelly CEO

Westpac Banking Corporation ABN 33 007 457 141 Welcome and Introduction Gail Kelly Chief Executive Officer 7 December 2009 4 The Westpac Group Update – December 2009 Most recommended financial services company Meet most customer needs Most skilled and engaged people Global leader in sustainability Highest returns in sector Assessed by Driving principles Operating as One Team To be the leading financial services company in Australia and New Zealand Vision Shared values Easy to do business with Strong local businesses Focus on core markets Customer centric strategy

5 The Westpac Group Update – December 2009 Transformational Strategy – Phase 1 complete Clear vision and strategy – putting customers at the centre Operating model established St.George merger – transforming the Group Multi-brand platform providing customer choice Significant investment in distribution, particularly via Westpac Local Technology – enhanced reliability, 5 year strategy and roadmap established 6 The Westpac Group Update – December 2009 Phase 2 underway – key priorities Focus on delivery People - leadership, culture, skills development, one team Productivity - simplification, sales force effectiveness, efficiency Technology - strategic investment program underway Managing in the “new normal” environment

The Westpac Group Executive Team

(Effective 1 February 2010)



Gail Kelly
Chief Executive Officer



Greg Bartlett
Chief Executive St.George Bank



Rob Coombe
Group Executive Westpac Retail & Business Banking



Brad Cooper
CEO BT Financial Group



George Frazis
CEO Westpac New Zealand



Rob Whitfield
Group Executive Westpac Institutional Bank



John Arthur
Group Executive Counsel & Secretariat



Peter Clare
Group Executive Product & Operations



Philip Coffey
Chief Financial Officer



Peter Hanlon
Group Executive People & Transformation



Bob McKinnon
Group Executive Technology



Greg Targett
Chief Risk Officer

Customer choice strategy

Brad Cooper
Chief Transformation Officer

7 December 2009

Westpac Banking Corporation ABN 33 007 457 141

9 The Westpac Group Update – December 2009 Agenda What makes The Westpac Group strategy different Merger is tracking ahead of expectations Significant upside from customer choice strategy 10 The Westpac Group Update – December 2009 Customer satisfaction A material change in strategy Product oriented Siloed business units Predominantly 1 brand Banks Customer advocacy Distribution oriented One team (accountable, collaborative, aligned, integrated) Multi-brand The Westpac Group Bank centric Integrated financial services

11 The Westpac Group Update – December 2009 St.George merger – it’s a growth story 175 70 70 100 120 143 400 7 (20) (150) -200 0 200 400 600 800 FY09 - Model FY09 Actual FY11 - Target Revenue attrition Expense synergies Funding benefits Revenue benefits Approach Do not lose a customer as a result of this merger Realise head office synergies and align key policies and processes quickly Align and co-locate Product & Operations and IT areas Year 1 merger benefits versus merger model ($m) 1 Revenue benefit in FY09 model was ($20m). Achieved $7m of benefit in FY09. Model net $20m Actual net $220m Merger modelled to be EPS positive in year 3 1 12 The Westpac Group Update – December 2009 Integration spending on track 361 15 29 68 103 146 FY09 31 - 25 6 - - FY08 700 392 Total cash spend 16 15 Revenue and retention investment 97 54 Transaction costs and stamp duty 122 74 Program governance & strategy develop. 116 103 Restructuring and outsourcing 349 146 IT, systems and operations Total spend Total to date ($m) Finance system consolidation including the move to a single General Ledger Super for Life for St.George & insurance cross sell Consolidation of Treasury and payroll systems St.George Basel II advanced accreditation Integration and alignment of credit policies Appointing first 4 management levels, and reducing duplication, particularly in corporate office areas, and product and operations Includes planned spend for moving to a single ADI Includes integration team as well as costs associated with determining appropriate systems/processes for the combined Group

Merger benefits well ahead of plan

Expense synergies ($m)	1H09	2H09	FY09	Annual run rate	Comment
Personnel	18	81	99	182	▪ 1,275 reduction in roles
Non-personnel	4	40	44	52	▪ Sourcing savings from a review of external contracts ▪ Rationalised head office costs ▪ Early technology and operations synergies
Total	22	121	143	234	▪ Benefits 19% ahead of plan; 59% of planned expense synergies already achieved

The Westpac Group Update – December 2009
13
THE Westpac GROUP

Technology – three areas of focus in 2009

Improve system stability	Implement the merger	Develop technology strategy
▪ System reliability significantly improved over year: – Disruptive incidents down over 75% – Time to restore incidents improved by over 50% – PC help desk calls down 76% ▪ 12,700 new PCs installed ▪ 12,200 new teller keyboards and pinpads ▪ Upgraded bandwidth across network doubling capacity	▪ Major merger milestones completed: – Reciprocal ATM usage – Group-wide IT connectivity, including for secure email ▪ Consolidation of enterprise support systems for Treasury, Risk, Payroll and People ▪ Single general ledger implemented	▪ Comprehensive technology strategy and architecture established, with a detailed 5 year plan now in place ▪ Strengthening of Technology leadership team

The Westpac Group Update – December 2009
14
THE Westpac GROUP

Technology strategy – priority is reliability and customer experience

Capability	Reliability, efficiency & effectiveness	• Further enhance **IT reliability** and efficiency • Improvement of resilience and capacity of Group **Data Centres** via consolidation and transformation • Optimise strategic **supplier relationships**
Strategic Investment Areas	Customer Touch-points	• Implement a common **Sales & Service Desktop** for Westpac and St.George branches and call centres • Launch a New **Internet Banking Platform** for personal, small business and corporate customers including next generation **Perimeter Security**
	Product and Processing	• **Deposit platform** – Transition to the next generation of Hogan (currently used in St.George and BankSA) to support transactions and savings group-wide • **Operations Transformation** – Rollout of new operations desktop to simplify manual processes • **Payments** – Migrate to new payments platform for high and low value payments • **Cards Platform** – Consolidate existing platforms to one for both St.George and Westpac • **Wealth** – Consolidate and improve core Wealth platforms • **Secured Lending** – Transform of our secured lending platforms and processes
	Enabling Programs	• Repository of core **customer information** to support multi-brand strategy • **Enterprises Services Infrastructure** – Enhance capability to implement common services that can be used by multiple initiatives to maximise re-use

The Westpac Group Update – December 2009 15

THE Westpac GROUP

Strong franchise health

Franchise health improving

- Increase in customer numbers over the year:
  - 45,000 for St.George
  - 191,000 for Westpac
- Customers with 4+ or more over the year:
  - Up 62,000 for St.George
  - Up 131,000 for Westpac
- Employee turnover down over year:
  - 8.7% (from 14%) in St.George
  - 11.6% (from 19%) in Westpac
- Employee engagement in 2009 improved to:
  - 82%, (from 75%) for St.George
  - 81%, (from 78%) for Westpac

Growth versus banking system[1] (times)


WBC Mortgages
WBC Deposits
SGB Mortgages
SGB Deposits
1.9
1.5
1.1
0.7
0.3
1H08
2H08
1H09
2H09

Australian Consumer NPS[2] – 6 mth moving average (%)


0%
-10%
-20%
-30%
St.George
Major banks
Westpac
Sep-08
Jan-09
May-09
Sep-09

1. APRA monthly banking statistics, September 2009
2. Source for NPS: Roy Morgan Research – NPS of main financial institution. Aged 14+. Major banks includes WBC, ANZ, CBA, NAB and SGB (simple average)

The Westpac Group Update – December 2009 16

THE Westpac GROUP

17 The Westpac Group Update – December 2009 Customer choice – a significant opportunity Completed in-depth research on customer preferences Customer preferences for their bank differ widely with little correlation between demographic, or socio-economic circumstances A high proportion of customers that prefer a regional bank do not have access to that preference The Westpac Group’s multi-brand strategy is well positioned to meet these needs: – Westpac brand strongly positioned to meet the needs for a major – St.George the only regional bank with credible national reach 18 The Westpac Group Update – December 2009 Many customers do not have access to their preference 38% 59% 57% 62% 41% 43% Share of Footings (loans & deposits) and Footprint compared to Customer Preference (NSW ) Source: Roy Morgan; APRA; Primary customer research 2009 The smaller footprint of regional (non big 4) banks acts as a constraint to customer choice Market share of Big 4 and regional banks are more closely related to their share of footprint than customer preferences Customer Preference Market share Share of Branches Non big 4 banks Big 4 banks

Segment sizes are broadly consistent at a state level

Sizes of Attitudinal Customer Segments by State



Customer segments
27%
28%
24%
21%
28%
25%
26%
21%
23%
28%
26%
23%
Vic
Qld
NSW
Prefer big 4
Uninvolved
Bank wary
Regional care

Source: Primary customer research, 2009

The Westpac Group Update – December 2009 19

Our brands appeal to distinct customer groups

Limited customer overlap (NSW)

NSW Customers by Brand[1]



Westpac
50%
Westpac & St.George
6%
St.George
44%

With limited footprint overlap

Coverage of our Brands by suburb in NSW



Neither brand
36%
150 locations not directly contested by either brand
Westpac only
28%
Westpac & St.George
33%
51% of Group locations have both brands
St.George only
3%

Source: Roy Morgan; APRA; Primary customer research 2009

1. Retail consumer customers of St.George and Westpac across mortgages, transaction and savings accounts

The Westpac Group Update – December 2009 20

21 The Westpac Group Update – December 2009 Customer choice – delivered via multi-brand strategy The multi-brand strategy involves a commitment to: Maintain unique and distinct brands, that mean different things to different people Invest in brand distinctiveness Protect customer relationships over short-term cost gains Product development built on shared learning Call centre excellence Expanded BT Insurance products across Group Rolling-out Super for Life to St.George Sharing best practice & implementing cross sell Brand strategies by market/region/product Assessing opportunities to reinforce brand attributes across business segments Developed new segment strategies by brand Deciding which brands to utilise when targeting new markets, regions or products Clear knowledge of what each brand means for customers, employees and communities Refined advertising campaigns underway Reassessed brand attributes and position Westpac Banking Corporation ABN 33 007 457 141 Westpac Local, driving deeper customer relationships Peter Hanlon Group Executive Westpac Retail & Business Banking 7 December 2009

23 The Westpac Group Update – December 2009 Agenda Our strategy Westpac Local is driving deeper customer relationships: – The program – bringing back the Bank Manager – The progress – model finalised, implementation 75% complete – The opportunity – new model combined with increased presence assisting to maintain momentum 24 The Westpac Group Update – December 2009 Our ambition is to delight customers and earn all their business Build on improvements in home loan productivity – looking for more Realise gains from strengthened front line Improve productivity Restore deposit market share Meet more customers’ transaction needs Move towards selffunding Earn the right to increase the share of each customer’s business Listen to customers and improve Net Promoter Score Decrease complaints and improve complaint handling – learning from St.George Closer relationships with existing customers Case study: Westpac Local Grow first party distribution A better ‘welcome plan’ for new customers – building lasting relationships Improve brand consideration More relationships with new customers

What is Westpac Local?

An 18 month, $166 million distribution transformation project putting customers at the centre

Increased accountability	▪ Accountability closer to the customer, with individual branch P+L and balance sheet ▪ Critical decision making on the spot
Enhanced ownership	▪ Return of the Bank Manager ▪ Local workforce planning and recruitment
Locally oriented	▪ More involved and active in the local community ▪ Marketing efforts determined locally, including advertising and opening hours
Working as One Team	▪ Resources focused on the customer and tailored to local needs ▪ Supported by appropriate specialists – local business bankers, home finance managers and financial planners
Improved efficiency & capability	▪ Enhanced front line management skills supported by a flatter management structure ▪ No fragmentation of responsibilities ▪ Continuous education programs

The Westpac Group Update – December 2009

25

THE Westpac GROUP

Westpac Local: rollout 75% complete

Recruiting the right people	▪ Accelerated rollout – all new roles to be filled by May 2010 ▪ 1,169 Westpac Local appointments: – State General Managers, Regional General Managers, Bank Managers, Local Business Bankers, Assistant Bank Managers and Credit Coaches
Extensive training and development	▪ Customised induction programs, coaching & ongoing training for all roles ▪ 58 induction programs completed, 24 courses underway ▪ 963 people have either completed or are currently participating in their induction
Implemented new processes, policies and tools	▪ Empowered our people to delight customers by implementing 'decision rights' covering product, pricing, people, property and marketing ▪ New processes, tools and technology to make it easier for our people to do their jobs, including enhanced reporting tools for bank managers to manage their business
Expanding and enhancing the network	▪ Invested over $120m expanding and enhancing the network, with 13 new sites, 113 branches refurbished, 115 more ATMs ▪ Further investment planned in 2010

The Westpac Group Update – December 2009

26

THE Westpac GROUP

27 The Westpac Group Update – December 2009 1,597 1,752 1,908 1,200 1,400 1,600 1,800 2,000 2,200 2007 2008 2009 Strong progress and support from employees and customers SME FY09 (%) Retail FY09 (%) 99.2 -24.1 89 Result 95.3 - 15.4 81 Result 93 -25 (from -33) 80 Target FY10 Trend 95 Customer retention -15 (from -21) Net promoter score 79 Employee engagement Target Key indicators Westpac RBB cash earnings ($m) 9% CAGR 700 750 800 850 900 950 Sep-08 Mar-09 Sep-09 19 20 21 22 23 24 Customers with 4+ products (LHS) % of customers with 4+ products (RHS) ‘000s % Westpac RBB retail customers with 4+ products 28 The Westpac Group Update – December 2009 Westpac Local: our Bank Managers in action Ken Baker Bank Manager Ballarat Commenced – July 2009 External hire – real estate background • Staff introduce him to potential Term Deposit customers. He then uses his sales skills and discretions to gain the business • When necessary, opens the Branch early to avoid leaving customers standing outside • Has local sponsorship arrangements including with the Art Gallery of Ballarat, the Turf Club and the Roosters Football Club Decision rights • Increased by 19% • Coaching on how NPS works with the team • Discusses feedback with customers • Showing the human side of banking – friendly and happy team to serve customers NPS • Increased by 25% • Living and breathing the Branch in the community – walking the street, coffee with customers resulting in them changing their bank Deposits • Increased by 5% • Engaged and coached the team to focus on customer needs conversations Customers with 4+ products • Opened the Branch on a Sunday to support her sponsorship of the Marrickville Street Fair organised by Marrickville Council • Keeps an eye on term deposit renewals and fights for funds by using interest discretions. Promotes specials for new business Decision rights • Increased by 26% • Proactively manages queues • Personally contacts every customer who completes a survey form in the Branch and discusses feedback to improve service NPS • Increased by 1% • Raised $858k in a ‘Drive for Deposits’ day Deposits • Increased by 6% • Engaged and coached the team to focus on customer needs conversations Customers with 4+ products Nina Cvoro Bank Manager Marrickville Commenced – May 2009 Internal hire – Regional Manager Branch Sales

29 The Westpac Group Update – December 2009 Westpac Local: what’s next In 2010 we will build on our platform, continuing to improve the capability of our people, and develop policies and processes to empower them to delight customers Bank Manager Blitz – current campaign to lift community awareness and engagement Rigorous process to optimise returns: – Westpac Way – introducing a consistent, aligned operating rhythm across our network – Disciplined business processes with flexibility to meet local needs – Leaders accountable for business outcomes and empowered to deliver Delivering the benefits Further enhance policies, processes and tools to support our people Complete a framework and accreditation process to empower Bank Managers with decision making rights for Unsecured Lending and Secured Lending by end of January 2010 New Sales and Service Desktop will enhance frontline processes and technology for tellers and contact centres Business Enablement Complete induction of all new recruits and continue ongoing training and development Learning Complete recruitment - 388 roles (25%) still to be filled* Recruitment * As at 27 November 2009 30 The Westpac Group Update – December 2009 Strong sector growth 15.5% 21.0% Last 12 months Last 3 months October 2009 5.1% Housing credit 3.3% Household deposits Westpac RBB growth vs bank system (times) Westpac RBB balance sheet growth (%) 1.4 X 1.9 X Last 12 months Last 3 months October 2009 2.0 X Housing credit 1.4 X Household deposits

Wealth/Insurance cross-sell earning all our customers’ business Rob Coombe Chief Executive BT Financial Group 7 December 2009 32 Agenda 3. Results and opportunities 1. Integration of BT and St.George Wealth 2. Four keys to earnings all our customers’ business

33 34 No loss of momentum as a result of the merger Employee engagement improved * Source: QDS, Plan for Life All Master Funds, for 12 months to June 2009 More customers Customer retention Continuing to grow market share Top 8 platforms by FUA, 12 months to June 2009* BTFG -5 0 5 10 15 20 25 30 35 0 5 10 15 20 25 30 35 Share of FUA (%) Share of annual net flows (%) Staff perspective survey 92% staff participation 94% staff participation 77% 79% 2008 2009 93 98 98 94 100 99 Insurance Products and Platforms Financial planning practices Dec-08 Aug-09

1 Earning all our customers' business must be supported with a clear vision

Westpac Vision

To be the leading financial services company in Australia and New Zealand



Purpose
One Team
Ambition
Values

To help every customer achieve their financial goals

Eg. retirement planning

Earn all our customers' business

Includes wealth, insurance and superannuation

- Achievement
- Delighting customers
- **One team**
- Integrity
- Valuing each other

35 BT Financial Group

2 Success relies on simple, good value products

Super for Life

- **2008, Best New Product awarded by SuperRatings**
- **2009, Gold Rating awarded by SuperRatings:**
  - BT Super for Life – Savings account
  - BT Super for Life – Retirement account
- **2009, awarded SuperRatings Infinity rating for:**
  - Sustainable business practices
  - Responsible investment principles

Insurance

- **2009, nominated for Australian Banking and Finance magazine Insurance awards:**
  - Best Innovation for 'Getting well sooner' solution
  - Best Insurance Call Centre
  - Best Marketing Campaign for BT Life Protection Plans
- **1st quartile rating for BT Life Protection Plans (Wrap and Wrap Essentials) by IRESS, October 2009**

Investments

- **Advance Asset Management awarded 2009 Money Management Multi Manager Award**

36 BT Financial Group

37 Integrated wealth, insurance and banking systems 3 Banking products Insurance products Wealth products 38 Wealth and insurance embedded in remuneration and recognition # Business Partner Sales # General Insurance $ Home Loans Sales Limits ($m) # Unsecured Lending 25% $ Wealth Revenue (including Super For Life) # Active Account Sales Sales 10% Employee Engagement People Management 15% Branch P&L Liabilities & Wealth Growth 10% Branch P&L Asset Growth Business Growth 20% Customers with 4 Products Earning all our Customers' Business 20% Branch Net Promoter Score (NPS) Delighting our Customers Weighting Measure Key Performance Indicators Bank Manager, Financial Centre – FY10 Objectives Scorecard 4

39 Strategy delivering Improved insurance cross sell Insurance cross sell rates Westpac RBB FY06-FY09 FY06 FY09 14% 3% 38% 53% 40% 71% Credit Card Protection Mortgage Secure Home & Contents Personal Loan Protection 18% 60% Super for Life cumulative customer accounts/FUM ($m) Westpac RBB branch activation rate (% of all accounts) 12 32 Mar-08 Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 0 60 100 140 Mar-08 Sep-08 Mar-09 Sep-09 0 200 400 600 Customer No.s (000’) FUM Strong momentum in BT Super for Life 40 St.George opportunity Launched on St.George online Training of St.George and BankSA branch staff BT Super for Life into St.George Launched on BankSA online Internal soft launch for St.George and BankSA Marketing and media launch for St.George and BankSA In branch launch throughout St.George and BankSA November 2009 December 2009 February 2010 Insurance cross sell rates FY09 Insurance upside within St.George 29% 18% 71% 60% 44% 15% 39% 40% Credit Card Protection Mortgage Secure Home & Contents Personal Loan Protection St.George Westpac

41 Only 24% of Westpac customers hold wealth and insurance products Our 10 million customer opportunity Source: Roy Morgan – Single Source data, rolling average for the period October 2008 to September 2009 St.George customers October 2008 to September 2009 Westpac RBB customers October 2008 to September 2009 Only 8% of St.George customers hold wealth and insurance products 92% none 1% Investments 2% Super 5% Insurance 15% Insurance 6% Super 3% Investments 76% none Westpac Banking Corporation ABN 33 007 457 141 Big Enough: Small Enough provides strong opportunities Greg Bartlett Chief Executive St.George Bank 7 December 2009

The Westpac Group Update – December 2009 43 St.George is a growth story An outstanding year Poised to realise significant opportunity A new operating model The Westpac Group Update – December 2009 44 An outstanding year in 2009 Retained strong customer advocacy and loyalty 2nd largest banking provider in NSW Continued strong performance in South Australia Solid organic growth and increasd momentum Innovative new products Growing customers faster than last year

The Westpac Group Update – December 2009 45 A new operating model Greg Kenny MD, Northern NSW Andrew Moore MD, Southern NSW & ACT Rob Chapman MD, BankSA Malcolm Talbot MD, VIC Peter Lock MD, QLD Martin Barrett MD, WA Business Centre of Excellence – best practice sharing, continuous improvement Brand & Marketing; Risk & Compliance, HR, Finance & Strategy, IT, Stakeholder Relations A refined regional model with national segment overlay Retail Centre of Excellence – sales systems, network support, change management National Segments & Operations – Middle Market, SME, Gold The Westpac Group Update – December 2009 46 Big Enough: Small Enough is a powerful fit 32 44 72 66 50 58 0 20 40 60 80 Positive Believable Relevant Notes: All Respondents – St.George customers and prospects (N=4,581); Appeal and Consideration 5 point scale; Other measures 4 point scale Source: St.George consumer survey, May 2009 32% of customers are more likely to consider St.George with BESE positioning Appeal of BESE Relevance of BESE Believability of BESE Brand Fit of BESE to St.George Differentiation of BESE from other banks’ positioning Increase in consideration for St.George Respondents who were positive in each category (%) Well fitted Different Likely

The Westpac Group Update – December 2009 47 Poised to realise significant opportunity % of respondents Considered St. George Didn't enquire Enquired with St. George Didn't select Selected St. George Seek to increase consideration of St.George Driving consideration and conversion is key to growth 1 Need to lift conversion of new and existing customers who enquire with St.George 2 0 20 40 60 80 % of respondents Reasons St. George not considered (NSW example) Not aware / other Brand Product Service experience Pricing Reasons St. George not selected (NSW example) 100% Size/security ATM & branch network The Westpac Group Update – December 2009 48 A multi-year reinvigoration programme Develop compelling product and price ‘offer’ and bundles Upgrade front line sales and service capability and resourcing Optimise online and other electronic channels Improve marketing and align messages to ‘Big Enough: Small Enough’ Expand our branch footprint and align with the greatest opportunities Deliver a differentiated customer experience to drive advocacy Improve conversion Drive consideration

The Westpac Group Update – December 2009 49 This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. 15 Opportunities for new branch investment prioritised using 2nd year and 5th year ROI 5th year ROI (%) 0 200 400 600 800% -100 0 100 200% 2nd year ROI (%) Prioritisation of new branch opportunities based on short and long-term ROI FC 33 FC 34 FC 32 FC 31 FC 29 FC 28 FC 27 FC 30 FC 25 FC 26 FC 22 FC 23 FC 20 FC 21 FC 18 FC 24 FC 19 FC 16 FC 15 FC 17 FC 12 FC 13 FC 14 FC 11 FC 9 FC 10 FC 7 FC 8 FC 6 FC 5 FC 4 FC 2 FC 3 FC 1 State 1 State 2 State 3 State 4 Low returns in the short- and medium-term High returns in medium-term, despite relatively low short-term ROI Medium returns in short- and med-term Early high returns, from strong ROI in the short- and mid-term Source: St.George mapping software and geodemographic data; Bain analysis This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. 12 No. financial centres High X Med X Low X No. financial centres High X Med X Low X Opportunity exists to improve existing branch performance, in line with market potential * Underperforming = branch spot balances <90% of the branch’s full potential Source: St.George mapping software and geodemographic data; Bain analysis No. financial centres High X Med X Low X State 1 State 2 State 3 Attractiveness level Identified the micro markets with the highest potential Overlaid competitive intensity to determine most attractive micro markets Assessed current competitive position in attractive micro markets Evaluated existing branch performance relative to potential in each micro market Identified new branch opportunities and prioritised based on ROI Conducted site visits to validate branch opportunities and identify attractive locations 3 MARKET UPDATE as at 2 Dec 09 v2 (Graphics 2) This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. SYD 0 20 40 60 80 100% Total footings of high potential SLAs ($x) State 1 WVPO N M L K GF ED C B A $x State 2 DCBA Z NM L K J I H $x State 3 I H G F E VUT S R Q P O $x State 4 Y X Z Y X W $x State 5 N M L K J E D C B A $x State 6 I H G F P O J $x State 7 $x State 8 $x Total = $x Overlaying SGB asset position on priority regions suggests investment priorities should vary * Metro areas: Distant follower = RMS 0.0-0.3; Follower = RMS 0.3-0.6; Parity = RMS 0.6-1.2; Leader = RMS 1.2+ Regional areas: Distant follower = RMS 0.0-0.4; Follower = RMS 0.4-0.8; Parity = RM 0.8-1.2; Leader = RMS 1.2+ Source: Bain analysis Distant follower Follower Parity Leader SGB starting position* No presence State3: Opportunity to significant invest for growth in selected areas State1 regional: Opportunity for selective investment for growth State2: Opportunity to significant invest for growth in selected areas State1 metro: Opportunity to in-fill to drive to leadership position 3 091123-WKG-Branch Location Checklist V3 This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. SYD Dimension 14 Dimension 6 Checklist: Shopping centre ABC Source: St.George consumer research (Nov 2009), Bain analysis Score +2 +1 0 -1 -2 Wgt Location feature Points allocated Name of site Shopping centre ABC 0-25m 25-50m 50-75m 75-100m 100m+ +10 5x Dimension 1 ABC ABC ABC ABC ABC +3 3x Dimension 2 ABC ABC ABC ABC ABC 0 1x Dimension 3 0-25m 25-50m 50-75m 75-100m 100m+ -1 1x Dimension 4 Accessibility 0-25m 25-50m 50-75m 75-100m 100m+ -6 3x Dimension 5 0-25m 25-50m 50-75m 75-100m 100m+ -3 3x Dimension 8 0-25m 25-50m 50-75m 75-100m 100m+ 0 2x 0-25m 25-50m 50-75m 75-100m 100m+ +2 2x Dimension 7 Neighbourhood 80-100% 60-80% 40-60% 20-40% 0-20% +10 5x Dimension 9 Traffic +15 Net score (-50 to 50): Very high High Moderate Low Very low Yes N/A Dimension 10 Improvable? Wgt Location feature Qualitative assessment Time and day of visit Monday, 10:00am Very high High Moderate Low Very low No N/A Dimension 11 Very high High Moderate Low Very low No N/A Dimension 12 Very high High Moderate Low Very low Yes N/A Dimension 13 Very high High Moderate Low Very low Yes N/A Hygiene factors Commentary / field notes Recommendation: • Other comments ILLUSTRATIVE Investment decision methodology 2 MARKET UPDATE as at 2 Dec 09 v2 (Graphics 2) This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. SYD State 4 and Region G appear to be a source of high potential and relatively low competitive intensity 0 20 40 60 80 100% Total footings of high potential SLAs ($x) State 1 QN A X S H I $x State 2 Z D S D $x State 3 X D J B $x State4 O U T R M W P $x State5 R W E A L O P $x State6 N F V G B $x State7 K $x State1 Y T E C A F Q E $x State 2 J L $x State 3 K Z F H M $x State4 Y J C G U G $x State5 H B K C V $x State6 I $x I Total = $x $x Source: Bain analysis Relatively low CI (>1.5) Relatively high CI (=1.5) Metro ($xB) Regional ($xB) 1 MARKET UPDATE as at 2 Dec 09 v2 (Graphics 2) This information is confidential and was prepared by Bain & Company solely for the use of our client; it is not to be relied on by any 3rd party without Bain's prior written consent. SYD Metro areas provide ~65% of total footings from high potential SLAs (scoring 5+ out of 7) 0 20 40 60 80 100% Total footings of high potential SLAs ($x) State 1 S H I X QN A $x State 2 S D Z D $x State 3 J B X D $x State4 M W P R OU T $x State 5 L O P A R W E $x State6 G B V N F $x State 7 K $x State1 F A E Q T Y C E $x State2 L J $x State3 H M F K Z $x State4 G U G Y J C $x State 5 C V K H B $x I $x I Total = $x State 6 $x Metro ($xB) Regional ($xB) Source: Bain analysis Illustrative Illustrative Illustrative Illustrative Illustrative Illustrative The Westpac Group Update – December 2009 50 Example: NSW Example: Pennant Hills < < North Coast NSW North Coast NSW Canberra Canberra Sydney Sydney Central Coast Central Coast Central NSW Central NSW Illawarra Illawarra North East NSW North East NSW South Coast NSW South Coast NSW South East NSW South East NSW West NSW West NSW West VIC West VIC Approximately 1,400 statistical local areas (SLAs) in Australia Statistical analysis identified key drivers of high market footings NSW, Vic metro and SE Qld identified as key geographies Approx 3,000 shopping centres, high streets and CBDs in Australia Strong fit with BESE proposition and competitive opportunities Financial centres prioritised and focused on deposits 6 5 4 3 2 1 + Approximately 50% of the high potential NSW SLAs are in Sydney metro area Site committed to St.George (rank #11 of 150) CBA ANZ WBC Rail Main road Case study

The Westpac Group Update – December 2009 51 St.George is a growth story Strong underlying franchise Leveraging relationship based banking model Rigorous, best in market diagnostic informing business strategy Experienced in expanding into new geographies Experienced and unified St.George leadership team Westpac Banking Corporation ABN 33 007 457 141 Customer centric approach improving simplicity and efficiency Peter Clare Group Executive Product & Operations 7 December 2009

53 The Westpac Group Update – December 2009 Product & Operations Agenda Product & Operations background and strategy Key priorities – Efficiency and productivity in the multi-brand environment – Simplification, customer centric approach – Focus on People – One Team 54 The Westpac Group Update – December 2009 P&O is a multi-faceted division Customers / Brands Key Statistics Responsibilities Product profitability Product and service integration End-to-end product accountability Fulfilment (application and account processing) within agreed service levels Optimised risk management Project delivery excellence Collections Group-wide procurement & property 4,400 Number of employees $1.3bn Value of Group procurement 2,569 Buildings / tenancies managed 1,500,000 Collection calls 1,000,000 Other personal applications 50,000 Customers supported by ‘Assist’ Annual volumes Mortgage applications 270,000 Business & equipment applications 220,000 Banking service requests 10,000,000

A three phase journey to realise our vision

Realign Strategic Direction	Finalise foundation systems/processes	Enhance foundation systems/process to support Brand tailoring

Complete

- New governance model
- Merger – integrate operations management
- Design policies and processes across brands
- Establish project management excellence
- Enhance efficiency
- Instil quality management
- Develop a total portfolio approach to products

Underway

- Development of common platforms across key products and processes:
  - Deposits
  - Lending
  - Credit cards
  - Payments
- Undertake operations process integration

Future

- Customise key platforms for customer and segment requirements
- Evaluate/support new distribution opportunities
- Deliver further efficiencies from platforms

The Westpac Group Update – December 2009 55
THE Westpac GROUP

Case study 1: Consolidated Business Lending Operations

Opportunity

- Use Westpac capability to produce offer letters and security documentation for St.George Business Customers. Work previously outsourced to panel solicitors

What is the new process?

- Once a deal is approved it is sent to Business Lending Operations for documentation
- Completed documents are printed by Banker using remote printing capability
- Settlement is centrally coordinated by Operations and the local solicitor

Outcome

- ✓ **Delighting customers -** Cycle time for customer reduced from 5 days to 3 days
- ✓ **Easier to do business with -** Customers save $1,000 to $2,000 in solicitor costs
- ✓ **Closer to our customers -** faster service
- ✓ **No FTE impact -** up skilling existing team

Early 2010 Next Steps:

Extend document preparation services and centralised security packet management using Westpac imaging technology to St.George Corporate and Key Segment

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THE Westpac GROUP

57 The Westpac Group Update – December 2009 Case study 2: From a complex process... Our small & medium enterprise processes were cumbersome and fragmented, which made doing business with us difficult for both employees and customers 1.96 products per customer and weak sales activity 15 forms and 60 pages 23 Products Business Choice Packages SME Customer Know me Understand my business Save me time 58 The Westpac Group Update – December 2009 Case study 2: To a simplified process In order to succeed in this segment, simplified products that can be easily bundled, originated and fulfilled are being operationalised 2 forms 20 pages 4 core cash flow products Business Foundations SME Customer Know me Understand my business Save me time 4 products per customer and 39% ahead of plan Simplified transaction accounts

59 The Westpac Group Update – December 2009 Case study 3: Transaction account opening automation Video Presentation 60 The Westpac Group Update – December 2009 Conclusion - P&O priorities 1. Efficiency and productivity in the multi-brand environment 2. Simplification and customer centric approach is delivering for the Group The challenge is to transform the customer experience whilst running and merging the business

61 The Westpac Group Update – December 2009 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (“Westpac”) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to Westpac’s Full Year 2009 Results (incorporating the requirements of Appendix 4E) for the financial year ended 30 September 2009 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Disclosure regarding forward-looking statements This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled ‘Risk and risk management’ and ‘Competition’ in Westpac’s 2009 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation.